Exhibit 10.2

Verastem, Inc.
215 First Street, Suite 440
Cambridge, MA 02142

March 6, 2013

BY E-MAIL

Roberta Hunt

The Scripps Research Institute
10550 North Torrey Pines Road
La Jolla, CA 92037

Fred Craves

Poniard Pharmaceuticals, Inc.

300 Elliott Avenue West, Suite 500

Seattle, WA 98119

Re:                             Modifying Patent Prosecution Rights and Obligations under the TSRI Agreement and Verastem Agreement

Dear Sirs or Madams:

This letter agreement (the “Letter Agreement”) is entered into by and among Verastem, Inc. (“Verastem”), The Scripps Research Institute (“TSRI”), and Poniard Pharmaceuticals, Inc. (“Poniard”). Reference is hereby made to the License Agreement by and among TSRI and Poniard, dated as of May 5, 2008 (the “TSRI Agreement”), and the License Agreement by and among Verastem and Poniard, dated as of November 17, 2011 (the “Verastem Agreement”). Capitalized terms used herein but not defined have the meaning set forth in the TSRI Agreement or the Verastem Agreement, as applicable.

This Letter Agreement is intended to modify the rights and obligations of Verastem, TSRI and Poniard under the TSRI Agreement and the Verastem Agreement with respect to the Licensed Patent Rights (as defined in the TSRI Agreement) that have been sublicensed by Poniard to Verastem under the Verastem Agreement (the “TSRI Patent Rights”). For the sake of clarity, the TSRI Patent Rights include the Licensed Patent Rights (as defined in the Verastem Agreement) that are Controlled (as defined in the Verastem Agreement) by Poniard pursuant to the TSRI Agreement. Exhibit A attached hereto sets forth the TSRI Patent Rights as of the date of this Letter Agreement (the “Effective Date”). Annually, or earlier upon request by Verastem, TSRI shall update Exhibit A to reflect the current patent applications and patents included in the TSRI Patent Rights.

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Pursuant to Sections 8.1, 8.2 and 8.3 of the TSRI Agreement, TSRI is responsible for the preparation, filing and prosecution of the patent applications within the TSRI Patent Rights and for the maintenance of the patents issuing therefrom, and Poniard is required to pay or reimburse all costs and expenses paid or incurred by TSRI with respect to such patent prosecution and maintenance activities (the “TSRI Patent Rights Costs”) within thirty (30) days after receipt of an itemized invoice therefor. TSRI must keep Poniard timely informed with regard to such patent prosecution and maintenance activities, and provide Poniard, and Poniard’s counsel, with reasonable opportunity to review and comment on the text of each patent application within the TSRI Patent Rights before filing. TSRI is also required to provide Poniard with copies of all relevant patent applications, amendments, related correspondence and other related matters.

Pursuant to Section 5.1.1 of the Verastem Agreement, Verastem has agreed to reimburse Poniard for the TSRI Patent Rights Costs and Poniard has agreed to (a) keep Verastem timely informed with regard to the patent application and maintenance processes and other submissions for the TSRI Patent Rights; (b) give Verastem, and Verastem’s counsel, reasonable opportunity to review and comment on the text of each patent application within the TSRI Patent Rights before filing; and (c) include Verastem’s comments in any comments provided to TSRI, in each case to the extent that TSRI has granted such rights to Poniard.

Notwithstanding Sections 8.1, 8.2 and 8.3 of the TSRI Agreement or Section 5.1.1 of the Verastem Agreement, each of Verastem, Poniard and TSRI agree that, effective upon the Effective Date, Verastem shall directly reimburse TSRI for the TSRI Patent Costs incurred on or after the Effective Date in accordance with the terms of Section 8.3 of the TSRI Agreement, and that all of Poniard’s rights and obligations under Sections 8.1 and 8.2 of the TSRI Agreement with respect to the TSRI Patent Rights shall be transferred to Verastem. Accordingly, Poniard hereby assigns to Verastem and Verastem hereby assumes, all of Poniard’s rights and obligations under Sections 8.1, 8.2 and 8.3 of the TSRI Agreement solely with respect to the TSRI Patent Rights, and TSRI hereby acknowledges and consents to the assignment and assumption of such rights and obligations. Verastem and Poniard agree that, as of the Effective Date, Section 5.1.1 of the Verastem Agreement shall no longer apply to the TSRI Patent Rights.

Except as expressly set forth in this Letter Agreement, all of the terms and conditions of the TSRI Agreement and Verastem Agreement shall remain unchanged and in full force and effect, and are hereby ratified and confirmed in all respects.

Please indicate your acceptance of the terms and conditions set forth in this Letter Agreement by executing a copy of this letter and returning it to Verastem. Upon your execution of this Letter Agreement, it will be a binding contract among Verastem, TSRI and Poniard, and will be binding on the successors and assigns thereof.

This Letter Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same agreement. This Letter Agreement, following its execution, may be delivered via facsimile or other form of electronic delivery, which shall constitute delivery of an execution original for all purposes.

[Signature pages follow.]

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Sincerely,

VERASTEM, INC.

By:	/s/ Daniel Paterson

Name:	Daniel Paterson
(Printed)

Title:	V.P., Head of Corporate Dev,

ACCEPTED AND AGREED BY:

THE SCRIPPS RESEARCH INSTITUTE

By:	/s/ Thomas E. Northrup
Thomas E. Northrup, Ph.D., J.D.
Name:		General Counsel
	(Printed)	The Scripps Research Institute

Title:

ACCEPTED AND AGREED BY:

PONIARD PHARMACEUTICALS, INC.

By:	/s/ Fred Craves

Name:	Fred Craves
(Printed)

Title:	Director